UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

CYCLERION THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor
Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Cyclerion Therapeutics, Inc. (the “Company”) has announced that Steven E. Hyman, M.D., was appointed to the Company’s board of directors (the “Board”) on July 25, 2022.  Dr. Hyman’s appointment was made immediately after the Board increased the size of the Board from eight to nine members.  Dr. Hyman also has been appointed by the Board to serve on the Science Committee of the Board.

Dr. Hyman has served as director of the Stanley Center for Psychiatric Research at the Broad Institute of Harvard and MIT and as a Core Faculty Member of the Broad Institute since February 2012.  He has served as a Harvard University Distinguished Service Professor of Stem Cell and Regenerative Biology since July 2011. He has been a member of the board of directors of Q-State Biosciences since November 2020 and Voyager Therapeutics, Inc. since September 2015.  From December 2001 to June 2011, he served as Provost of Harvard University, the University’s chief academic officer.  From 1996 to 2001, he served as Director of the U.S. National Institute of Mental Health, where he emphasized investment in neuroscience and emerging genetic technologies.  In 2001, he was elected to the Institute of Medicine, later renamed the National Academy of Medicine, where he completed his second term on the Governing Council from 2012 to 2018, and has chaired the Forum on Neuroscience and Nervous Systems Disorders, which brings together government, industry, patient groups, and academia from 2012 to 2018.  He also served on the governing board of the National Research Council, the operating arm of the U.S. National Academies, from 2016 to 2018.  He is a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, former president of the Society for Neuroscience, former president of the American College of Neuropsychopharmacology, and a Distinguished Life Fellow of the American Psychiatric Association.  Dr. Hyman has served as Board Chair of the Charles A. Dana Foundation (NY) since December 2018.  Dr. Hyman received a B.A. from Yale College, an M.A. from the University of Cambridge, which he attended as a Mellon fellow, and an M.D. from Harvard Medical School.

There are no arrangements or understandings between Dr. Hyman and any other person pursuant to which Dr. Hyman was elected to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

On July 26, 2022, the Company issued a press release announcing Dr. Hyman’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in and incorporated by reference into this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release dated July 26, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: July 26, 2022	By:	/s/ Anjeza Gjino
		Name:	Anjeza Gjino
		Title:	Chief Financial Officer

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